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                            EXHIBIT 99.7: FORM OF BENEFICIAL OWNER ELECTION FORM

                         BENEFICIAL OWNER ELECTION FORM

     I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Subscription Rights") to purchase shares of common stock, par value $0.10 per share (the "Common Stock"), of United States Lime & Minerals, Inc. (the "Company").


     In this form, I (we) instruct you whether to exercise Subscription Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated December 27, 2000 (the "Prospectus").


     BOX 1. [ ] Please do not exercise Subscription Rights for shares of the
                Common Stock.

     BOX 2. [ ] Please exercise Subscription Rights for me (us) and purchase shares of the Common Stock as set forth below:


                                      NUMBER              SUBSCRIPTION
                                    OF SHARES                PRICE             PAYMENT
                                    ---------             ------------         -------

Basic Subscription Privilege:                         X      $5.50        =   $          (Line 1)
                               --------------------                           --------

Over-Subscription Privilege:                          X      $5.50        =   $          (Line 2)
                               --------------------                           --------


     By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

     Total Payment Required = $ ________________ (Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).


     BOX 3. [ ] Payment in the following amount is enclosed: $ ________________


     BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:

Type of Account:   Account No.:

Amount to be deducted: $ _______________________

Date:
-----------------------------------  Signature:
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